 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018
____________________

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit report or Completed Interim Review

On January 23, 2018, the Board of Directors of Novume Solutions, Inc. (the “Company”) concluded that the Company’s previously issued: (1) unaudited condensed consolidated balance sheet as of September 30, 2017; earnings (loss) per share amounts disclosed in the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2017; and unaudited consolidated statement of shareholders’ equity for the nine months ended September 30, 2017 included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017 filed with the SEC on November 13, 2017; and (2) pro forma condensed combined balance sheet as of September 30, 2017 and earnings (loss) per share amounts disclosed in the pro forma condensed combined statements of operations for the nine months ended September 30, 2017 included in our current reports on Form 8-K/A filed with the SEC on November 21, 2017 and November 28, 2017 should no longer be relied upon.

We identified and corrected an error in the accounting treatment related to the accretion to redemption value on our Series A Preferred Stock as of September 30, 2017. The Company had previously disclosed that accretion would be recorded as of December 31, 2017. Based on the Company’s revised internal analysis, we determined that the accretion was material to our earnings per share calculations for all quarters reported in fiscal year 2017 through September 30, 2017.

The Company calculated year-to-date accretion of $115,731, $255,699 and $400,616 for the three months ended March 31, 2017, six months ended June 30, 2017 and nine months ended September 30, 2017, respectively.

The adjustment had disclosure impact on the unaudited condensed consolidated statements of operations and comprehensive loss relating to earnings (loss) per share disclosures and had no impact on cash flows for the three and nine-months ended September 30, 2017.

The following table illustrates the impact of the correction to the unaudited condensed consolidated balance sheets and our unaudited consolidated statement of shareholders’ equity:

	As of September 30, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,925	$400,616	$4,246,541
Additional paid-in capital	$9,325,795	$(400,616)	$8,925,179
Total Stockholders’ Equity	$6,731,826	$(400,616)	$6,331,210

	As of June 30, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,477	$255,699	$4,101,176
Additional paid-in capital	$3,368,126	$(255,699)	$3,112,427
Total Stockholders’ Equity	$1,677,439	$(255,699)	$1,421,740

	As of March 31, 2017
	As previously reported	Adjustment	Restated
Series A Cumulative Convertible Redeemable Preferred Stock	$3,845,477	$115,731	$3,961,208
Additional paid-in capital	$3,330,978	$(115,731)	$3,215,247
Total Stockholders’ Equity	$2,286,406	$(115,731)	$2,170,675

The following table illustrates the impact of the correction on our earnings per share disclosures in our unaudited condensed consolidated statements of operations:

	For the three months ended September 30, 2017			For the nine months ended September 30, 2017
	As previously reported	Adjustment	Restated	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.07)	$(0.02)	$(0.09)	$(0.20)	$(0.03)	$(0.23)

	For the six months ended June 30, 2017
	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.22)	$(0.05)	$(0.27)

	For the three months ended March 31, 2017
	As previously reported	Adjustment	Restated
Earnings (loss) per share	$(0.12)	$(0.02)	$(0.14)

We are concurrently filing amendments for the following filings:

●
Our Current Report on Form 8-K/A filed with the SEC on November 21, 2017 for the acquisitions of Global Technical Services, Inc. and Global Contract Professionals, Inc. to similarly reflect the impact of the accretion adjustments on the unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 in Exhibit 99.2;
●
Our Current Report on Form 8-K/A filed with the SEC on November 28, 2017 for the entry into a merger agreement with NeoSystems, Corp. to similarly reflect the impact of the accretion adjustments on the unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 in Exhibit 99.2; and
●
Our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017 filed with the SEC on November 13, 2017.

The Company’s audit committee and management, including its Chief Executive Officer and Chief Financial Officer discussed the matters disclosed herein with the Company’s independent registered accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: January 25, 2018	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer

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